BIGLARI HOLDINGS INC.
17802 IH 10 WEST, SUITE 400
SAN ANTONIO, TEXAS 78257
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

July 1, 2014

Mr Stanley Kreitman
Chairman of the Board
CCA Industries, Inc.
200 Murray Hill Parkway
East Rutherford, NJ 07073

Dear Stanley,

Effective on the date hereof, I hereby resign from my position as a director of CCA Industries, Inc. (the "Company"). My resignation is not as a result of any disagreement with the Company.

Sincerely,

Sardar Biglari